ONE PRICE CLOTHING STORES, INC. AND SUBSIDIARIES

Exhibit 11 - Computation of Per Share Earnings


                                                                           Three-Month Period Ended
                                                                   ------------------------------------
                                                                       May 1,                  May 2,
                                                                        1999                    1998
                                                                   ---------------         ------------

BASIC INCOME PER COMMON SHARE

Weighted average number of common
   shares outstanding                                                 10,440,890              10,435,531
                                                                   =============           ============


Net income                                                     $       3,099,000  $            2,045,000
                                                                   =============           =============

Basic net income per common share                              $            0.30  $                 0.20
                                                                   =============           =============


DILUTED INCOME PER COMMON SHARE

Weighted average number of common
   shares outstanding                                                 10,440,890              10,435,531

Net effect of dilutive stock options - based
   on the treasury stock method using the
   average market price                                                  198,499                   3,849
                                                                   -------------           -------------

TOTAL                                                                 10,639,389              10,439,380
                                                                   =============           =============


Net income                                                     $       3,099,000  $            2,045,000
                                                                   =============           =============


Diluted net income per common share                            $            0.29  $                 0.20
                                                                   =============           =============